Exhibit 3.29

CERTIFICATE OF INCORPORATION

OF

DAY-BRITE LIGHTING, INC.

* * * * *

1.	The name of the corporation is:
DAY-BRITE LIGHTING, INC.

2.            The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	The nature of the business or purpose to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust, receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation’s property and assets, or any interest therein, wherever situated.

In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

4.            The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5.	The name and mailing address of each incorporator is as follows:
NAME	MAILING ADDRESS
S. J. Eppard	Corporate Trust Center

1209 Orange Street

Wilmington, Delaware 19801

S. M. Fraticelli	Corporate Trust Center

1209 Orange Street

Wilmington, Delaware 19801

S. K. Zimmerman	Corporate Trust Center

1209 Orange Street

Wilmington, Delaware 19801

6.	The corporation is to have perpetual existence.

7.            In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including share of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8.            Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9.            The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 10th day of September, 1984.

              /s/ s. J. Eppard

S. J. Eppard

              /s/ S. M. Fraticelli

S. M. Fraticelli

              /s/ S. K. Zimmerman

S. K. Zimmerman

CERTIFICATE OF MERGER

OF

THOMAS INDUSTRIES OF NEVADA, INC.

AND

DAY-BRITE LIGHTING, INC.

It is hereby certified that:

1.            The constituent business corporations participating in the merger herein certified are:

(i)            Thomas Industries of Nevada, Inc., which is incorporated under the laws of the State of Nevada; and

(ii)           Day-Brite Lighting, Inc., which is incorporated under the laws of the State of Delaware.

2.            A Plan and Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Thomas Industries of Nevada, Inc. in accordance with the laws of the State of its incorporation and by Day-Brite Lighting, Inc. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

3.            The name of the surviving corporation in the merger herein certified is Day-Brite Lighting, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4.            The Certificate of Incorporation of Day-Brite Lighting Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

5.            The executed Plan and Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

Day-Brite Lighting, Inc.

4360 Brownsboro Road, Suite 300

P.O. Box 35120

Louisville, Kentucky 40232

Attn: Timothy C. Brown, President

6.            A copy of the aforesaid Plan and Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7.            The authorized capital stock of Thomas Industries of Nevada, Inc. consists of 1,000 shares with no par value.

Dated: June 27, 1994

THOMAS INDUSTRIES OF NEVADA,

INC.

By:                    /s/ Timothy C. Brown

Timothy C. Brown, President

Attest:

              /s/ Phillip J. Stuecker

Phillip J. Stuecker, Secretary

Dated: June 27, 1994

DAY-BRITE LIGHTING, INC.

By:        /s/ Timothy C. Brown

Timothy C. Brown, President

Attest:

              /s/ Phillip J. Stuecker

Phillip J. Stuecker, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DAY-BRITE LIGHTING, INC.

DAY-BRITE LIGHTING, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: The Board of Directors of the corporation on August 10, 1994, approved and adopted the following resolution for amending its Certificate of Incorporation and recommended that said amendment be recommended and submitted to the stockholders for their consideration:

RESOLVED, that ARTICLE FIRST of the Certificate of Incorporation of the corporation be amended in its entirety to read as follows:

“FIRST: The name of the corporation is Thomas Industries Holdings Inc.”

SECOND: The amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware, by the written consent of its sole stockholder entitled to vote.

IN WITNESS WHEREOF, DAY-BRITE LIGHTING, INC. has caused this certificate to be executed by its Vice President and Secretary, this 10 day of August, 1994.

DAY-BRITE LIGHTING, INC.

By        /s/ Phillip J. Stuecker

Vice President

ATTEST:

              /s/ David S.

Asst. Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THOMAS INDUSTRIES HOLDINGS INC.

THOMAS INDUSTRIES HOLDINGS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: The Board of Directors of the Corporation on September 30, 1998, approved and adopted the following resolution for amending its Certificate of Incorporation and recommended that said amendment be recommended and submitted to the shareholders for their consideration:

RESOLVED, That Article 4 of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

“4. The total number of shares of stock which the Corporation shall have authority to issue is ten thousand (10,000) shares of Common Stock, and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to Ten Thousand Dollars ($10,000.00).”

SECOND: The amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware by the written consent of its sole shareholder entitled to vote.

IN WITNESS WHEREOF, THOMAS INDUSTRIES HOLDINGS INC. has caused this certificate to be executed by its Vice President and Secretary this 30th day of September, 1998.

THOMAS INDUSTRIES HOLDINGS INC.

By:        /s/ Phillip J. Stuecker

Its:	Vice President and Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THOMAS INDUSTRIES HOLDINGS INC.

Thomas Industries Holdings Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:              That the Board of Directors of the Corporation (the “Board of Directors”) duly adopted, by unanimous written consent in lieu of a meeting in accordance with Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL”), resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting it to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that is advisable to amend the Company’s Certificate of Incorporation in order to change the Company’s name by amending and restating Article First in its entirety to read as follows:

FIRST. The name of the Company is RIETSCHLE THOMAS SHEBOYGAN, INC.

SECOND: That the amendment described above has been approved by written consent in accordance with Section 228 of the GCL by the sole stockholder of the Company.

THIRD:             That said amendment was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be executed by a duly authorized officer this 15th day of January, 2003.

THOMAS INDUSTRIES HOLDINGS INC.

By:        /s/ Ronald E. Wiseman

Name: Ronald D. Wiseman

Title:	Treasurer